                                                                    EXHIBIT 4.10


                   CERTIFICATE OF DESIGNATION OF THE POWERS,
                    PREFERENCES AND RELATIVE, PARTICIPATING,
                      OPTIONAL AND OTHER SPECIAL RIGHTS OF
             13% SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK AND
          13% SERIES B SENIOR REDEEMABLE EXCHANGEABLE PREFERRED STOCK
            AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF


--------------------------------------------------------------------------------

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

--------------------------------------------------------------------------------


     International CableTel Incorporated (the "Corporation"), a corporation
                                               -----------
organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board of Directors") by its
                                            ------------------
Certificate of Incorporation, as amended (hereinafter referred to as the "Certificate of Incorporation"), and pursuant to the provisions of Section 151
-----------------------------
of the General Corporation Law of the State of Delaware, said Board of Directors duly approved and adopted the following resolution (the "Resolution"):
                                                         ----------

          RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors does hereby create, authorize and provide for the issuance of 13% Senior Redeemable Exchangeable Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000.00 per share, consisting of 100,000 shares plus up to 150,000 shares issued in lieu of cash dividends, and 13% Series B Senior Redeemable Exchangeable Preferred Stock, par value $0.01 per share, with a liquidation preference of $1,000 per share, consisting of 100,000 shares plus up to 150,000 shares issued in lieu of cash dividends, each having the designations, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

          (a) Designation.  There is hereby created out of the authorized and
              -----------
unissued shares of preferred stock of the Corporation a class of preferred stock consisting of two series, one designated as the "13% Senior Redeemable Exchangeable Preferred Stock" (the "Series A Preferred") and the other
                                    ------------------
designated as the "13% Series B Senior Redeemable Exchangeable

Preferred Stock" (the "Series B Preferred").  The number of shares constituting
                       ------------------
such class shall be 100,000 plus up to 150,000 shares issued in lieu of cash dividends, and are referred to as the "Preferred Stock." The liquidation
                                       ---------------
preference of the Preferred Stock shall be $1,000.00 per share.

          (b) Rank.  The Preferred Stock shall, with respect to dividends and
              ----
distributions upon liquidation, winding-up and dissolution of the Corporation, rank (i) senior to (a) all classes of Common Stock, (b) the Junior Preferred Stock, (c) the 5% Preferred Stock and (d) each other class of Capital Stock or series of preferred stock issued by the Corporation after the Issue Date the terms of which specifically provide that such class or series will rank junior to the Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation or junior to or on a parity with any class of common stock of the Corporation or which do not specify their rank (the securities described in this clause (i), collectively, "Junior
                                                                        ------
Securities"); (ii) on a parity with each class of Capital Stock or series of
----------
preferred stock issued by the Corporation after the Issue Date the terms of which specifically provide that such class or series will rank on a parity with the Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (the securities described in this clause (ii), collectively, "Parity Securities"); and (iii)
                                              -----------------
junior to each other class of Capital Stock or other series of preferred stock issued by the Corporation after the Issue Date the terms of which specifically provide that such series will rank senior to the Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation (the securities described in this clause (iii), collectively, "Senior Securities").
------------------

          (c)  Dividends.
               ---------

             (i) Beginning on the Issue Date, the Holders of the outstanding shares of Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends on the Preferred Stock at a rate equal to 13% per annum ($130 per share). Dividends will accrue from the Issue Date and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, a "Dividend Payment Date"), commencing on May 15,
                               ---------------------
     1997. Dividends, whether or not earned or declared, will accrue without interest until declared and paid, which declaration may be for all or part of the accrued dividends. Dividends accruing on or prior to February 15, 2004 may, at the option of the Corporation, be paid (i) in cash, (ii) by the issuance of such number of additional fully paid and nonassessable shares (including fractional shares) of Preferred Stock equal to the amount of such dividends then payable divided by $1,000 or (iii) in any combination of the foregoing. Each dividend shall be payable to the Holders of record as they appear on the stock books of the Corporation on such record date as may be fixed by the Board of Directors, which record date will not be less than 10 nor more than 60 days prior to the applicable Dividend Payment Date. Dividends shall cease to accrue in respect of the Preferred Stock on the Exchange Date or on the date of their earlier redemption or repurchase by the Corporation, unless the Corporation shall have failed to issue the appropriate aggregate principal amount of Subordinated Debentures in respect of the Preferred Stock on such Exchange Date or shall have failed to pay the relevant redemption or repurchase price on the date fixed for redemption or repurchase. All dividends paid with respect to shares of the Preferred Stock shall be paid pro rata to the Holders entitled thereto.
                                   --- ----

             (ii) No full dividends may be declared or paid or funds set apart for the payment of dividends on any Parity Securities for any period unless all accrued dividends have been or contemporaneously are declared and paid in full or declared and, if payable in cash, a sum in cash is set apart sufficient for such payment on the Preferred Stock. If all accrued dividends have not been so paid, the Preferred Stock shall share dividends pro rata with the Parity Securities based upon the relative liquidation
     --- ----
     preferences of the outstanding shares of the Preferred Stock and such Parity Securities. No dividends may be declared or paid, nor may funds be set aside for such payment, on Junior Securities, except dividends on Junior Securities which are paid in additional Junior Securities (other than Disqualified Capital Stock), and no Parity Securities or Junior Securities may be repurchased, redeemed or otherwise retired, nor may funds be set apart for such payment, if all accrued dividends have not been paid (or deemed to have been paid) on the Preferred Stock.

             (iii) In the event that (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 75th day following the Issue Date, (b) the Exchange Offer Registration Statement is not declared effective prior to the 120th day following the Issue Date, (c) the Registered Exchange Offer is not consummated on or prior to the 160th day following the Issue Date or (d) if the Corporation is obligated to file the Shelf Registration Statement under the Registration Rights Agreement and the

     Shelf Registration Statement is not declared effective on or prior to 160 days after the Issue Date (in each of cases (b), (c) and (d), as such period may be extended in accordance with the proviso of Section 2(a) of the Registration Rights Agreement) (each such event referred to in clauses
     (a) through (d) above, a "Registration Default"), dividends will accrue on
                               --------------------
     the Preferred Stock (in addition to the stated dividends on the Preferred Stock) from and including the next day following each of (i) such 75-day period in the case of clause (a) above, (ii) such 120-day period in the case of clause (b) above, (iii) such 160-day period in the case of clause
     (c) above and (iv) such 160-day period in the case of clause (d) above (in each of cases (b), (c) and (d) as such period is extended, if applicable, in the manner aforesaid) (each such period referred to in clauses (i) through (iv) above, an "Accrual Period"), at a rate per annum equal to 0.50% of the liquidation preference of the Preferred Stock (determined daily). The amount of such additional dividends (the "Special Dividends") will increase by an additional 0.50% per annum with respect to each subsequent applicable Accrual Period until all Registration Defaults have been cured, up to a maximum of Special Dividends of 1.50% per annum of the liquidation preference (determined daily). In each case, such additional dividends (the "Special Dividends") will be payable quarterly in arrears
                     -----------------
     each May 15, August 15, November 15 and February 15, commencing May 15, 1997, to Holders of record on the immediately preceding May 1, August 1, November 1 and February 1, respectively.

               In the event that a Shelf Registration Statement is declared effective pursuant to the Registration Rights Agreement, if the Corporation fails to keep the Shelf Registration Statement continuously effective for the period required by the Registration Rights Agreement, then from such time as the Shelf Registration Statement is no longer effective until the earliest of (i) the date that the Shelf Registration Statement is again deemed effective, (ii) the date that is the third anniversary of the Issue Date or (iii) the date as of which all of the Transfer Restricted Securities are sold pursuant to the Shelf Registration Statement, Special Dividends shall accrue at a rate per annum equal to 0.50% of the liquidation preference of the Preferred Stock (1.00% thereof if the Shelf Registration Statement is no longer effective for 30 days or more) and shall be payable quarterly in arrears each May 15, August 15, November 15 and February 15, commencing May 15, 1997, to Holders of record on the immediately preceding May 1, August 1, November 1 and February 1, respectively.

             (iv) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board of Directors to declare, or the Corporation to pay or set apart for payment, any dividends on shares of the Preferred Stock at any time. In the event that the Corporation fails to pay dividends, the sole remedy available to Holders will be the election of directors as set forth in paragraph (f)(ii).

             (v) Accrued dividends may be declared and paid at any time, without reference to any regular Dividend Payment Date, to Holders of record, not more than sixty (60) days prior to payment thereof, as may be fixed by the Board of Directors of the Corporation.

             (vi) Dividends payable on the Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed in the period for which such dividends are payable.

             (vii) References in this Resolution to "dividends" include Special Dividends unless the context requires otherwise.

             (d)  Liquidation Preference.
                  ----------------------

             (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the Holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, an amount in cash equal to the liquidation preference for each share outstanding, plus an amount in cash equal to accrued and unpaid dividends thereon, if any, to the date fixed for liquidation, dissolution or winding up (including an amount in cash equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding up), before any distribution shall be made or any assets distributed to the holders of any of the Junior Securities including, without limitation, any Common Stock. Except as provided in the preceding sentence, Holders shall not be entitled to any distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Preferred Stock and all Parity Securities, then the holders of all such shares shall share equally and ratably in such distribution of assets of the Corporation in proportion to the full liquidation preference to which each is entitled. After payment in full of the liquidation preference to which Holders are entitled, such Holders will not be entitled to any further participation in any distribution of assets of the Corporation.

             (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more entities shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation.

             (e)  Redemption.
                  ----------

          (i) Optional Redemption.  (A)  The Corporation may, at the option of
              -------------------
     the Board of Directors, redeem in whole at any time or in part from time to time, in the manner provided for in paragraph (e)(iii) hereof, any or all of the shares of Preferred Stock, at the redemption prices (expressed as percentages of the liquidation preference thereof) set forth below plus all accrued and unpaid dividends (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Optional
                                                                --------
     Redemption Price") if redeemed during the 12-month period beginning
     ----------------
     February 15 of each of the years set forth below:

          2002...................................... 106.500%
          2003...................................... 104.333%
          2004...................................... 102.167%
          2005 and thereafter....................... 100.000%

          (B) Upon a Change of Control Call Event, the Corporation will have the option to redeem all (but not less than all) of the outstanding shares of Preferred Stock at a redemption price (the "Change of Control Call Price")
                                                 ----------------------------
     equal to 100% of the liquidation preference thereof, plus the Applicable Premium, plus accrued and unpaid dividends to the date of repurchase; provided, however, no such redemption shall be consummated except
     --------  -------
     contemporaneously with or after the merger, consolidation or business combination referred to in the definition of Change of Control Call Event. Notwithstanding anything to the contrary in paragraph (e)(iii), notice of any such redemption pursuant to this paragraph must be given no later than 90 days following the date upon which the Change of Control Call Event occurred

     (or no later than 10 days after the date on which a notice of a Change of Control Offer must be mailed pursuant to paragraph (h) if the events giving rise to the Change of Control Call Event also give rise to a Change of Control Triggering Event), and the purchase date must be within 30 days of the date of notice.

          (C) In the event of a redemption pursuant to para graph (e)(i)(A) or
     (B) hereof of only a portion of the then outstanding shares of the Preferred Stock, the Corporation shall effect such redemption on a pro rata
                                                                        --- ----
     basis according to the number of shares held by each Holder of the Preferred Stock, except that the Corporation may redeem such shares held by Holders of fewer than 10 shares (or all shares held by Holders who would hold less than 10 shares as a result of such redemption), as may be determined by the Corporation. No partial redemption of the Preferred Stock may be authorized or made unless prior thereto all accrued dividends thereon shall have been paid in cash or declared and a sum set apart for such payment.

             (ii) Mandatory Redemption.  On February 15, 2009, the Corporation
                  --------------------
     shall redeem, to the extent of funds legally available therefor, in the manner provided for in paragraph (e)(iii) hereof, all of the shares of the Preferred Stock then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus an amount in cash equal to all accrued and unpaid dividends per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) (the "Mandatory
                                                                ---------
     Redemption Price").
     ----------------

             (iii)  Procedures for Redemption.  (A)  At least fifteen (15) days
                    -------------------------
     and not more than sixty (60) days prior to the date fixed for any redemption of the Preferred Stock, written notice (the "Redemption Notice")
                                                             -----------------
     shall be given by first class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Preferred Stock at such Holder's address as it appears on the stock books of the Corporation; provided, however, that no failure to give such notice nor any
                  --------  -------
     deficiency therein shall affect the validity of the procedure for the redemption of any shares of Preferred Stock to be redeemed except as to the Holder or Holders to whom the Corporation has failed to give said notice or to whom such notice was defective. If any Preferred Stock is to be redeemed in part only, the Redemption Notice that relates to such Preferred Stock will state the number of shares thereof to be redeemed. Shares of Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, will (upon compliance with any applicable provisions of Delaware law) have the status of authorized but unissued shares of preferred stock of the Corporation undesignated as to series and may, with any and all other authorized but unissued shares of preferred stock of the Corporation, be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Corporation, except that such shares may not be reissued or sold as shares of the Preferred Stock (other than in payment of dividends on the Preferred Stock). The Redemption Notice shall state:

               (1) whether the redemption is pursuant to paragraph (e)(i)(A),
          (e)(i)(B) or (e)(ii) hereof;

               (2) the Optional Redemption Price, the Change of Control Call Price or the Mandatory Redemption Price, as the case may be;

               (3) whether all or less than all the outstanding shares of the Preferred Stock are to be redeemed and the total number of shares of the Preferred Stock being redeemed;

               (4)  the date fixed for redemption;

               (5) that the Holder is to surrender to the Corporation, in the manner, at the place or places and at the price designated, such Holder's certificate or certificates representing the shares of Preferred Stock to be redeemed; and

               (6) that dividends on the shares of the Preferred Stock to be redeemed shall cease to accrue on such Redemption Date unless the Corporation defaults in the payment of the Optional Redemption Price, the Change of Control Call Price or the Mandatory Redemption Price, as the case may be.

          (B) Each Holder of shares of Preferred Stock shall surrender the certificate or certificates representing such shares to the Corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full Optional Redemption Price, the Change of Control Call Price or the Mandatory Redemption Price, as the case may be, for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

          (C) On the Redemption Date, unless the Corporation defaults in the payment in full of the applicable redemption price, dividends on the Preferred Stock called for redemption shall cease to accrue, and all rights of the Holders of redeemed shares shall terminate with respect thereto, other than the right to receive the Optional Redemption Price, the Change of Control Call Price or the Mandatory Redemption Price, as the case may be, without interest; provided, however, that if a notice of redemption
                           --------  -------
     shall have been given as provided in paragraph (iii)(A) above and the funds necessary for redemption (including an amount in respect of all dividends that will accrue to the Redemption Date) shall have been irrevocably deposited in trust for the equal and ratable benefit for the Holders of the shares to be redeemed, then, at the close of business on the day on which such funds are segregated and set aside, the Holders of the shares to be redeemed shall cease to be stockholders of the Corporation and shall be entitled only to receive the Optional Redemption Price, the Change of Control Call Price or the Mandatory Redemption Price, as the case may be, without interest.

          (f)  Voting Rights.
               -------------

             (i) The Holders of Preferred Stock, except as otherwise required under Delaware law or as set forth in this paragraph (f), shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Corporation.

             (ii) If (a) dividends on the Preferred Stock are in arrears and unpaid (after February 15, 2004, in cash) for six quarterly periods (whether or not consecutive), (b) the Corporation fails to effect a redemption of the Preferred Stock when required by, and in accordance with, paragraph (e)(ii) or (c) the Corporation fails to make an offer to purchase all of the outstanding shares of Preferred Stock following a Change of Control Triggering Event, if such offer to purchase is required by paragraph (h), or fails to purchase all of the shares of Preferred Stock validly tendered pursuant thereto (each such event described in clauses (a) through (c) above being referred to herein as a "Voting Rights Triggering
                                                      ------------------------
     Event"), then the number of directors constituting the Board of Directors
     -----
     of the

     Corporation will be increased by two and the holders of the majority of the then outstanding shares of Preferred Stock, voting separately as a class, will be entitled to elect the two additional directors. Such voting rights will continue until such time as, in the case of a default under clause
     (a), all accrued dividends on the Preferred Stock are paid in full and, in all other cases, any failure, breach or default referred to in clause (b) or (c) is remedied, at which time the term of any directors elected pursuant to the provisions of this paragraph shall immediately terminate. Any vacancy occurring in the office of a director elected by the Holders may be filled by the remaining director elected by such holders unless and until such vacancy shall be filled by such holders. Regardless of the number of Voting Rights Triggering Events, in no event shall the Holders have the right to elect and have serve more than two members of the Board of Directors of the Corporation at any one time.

               At any time after voting power to elect directors shall have become vested and be continuing in the Holders of shares of the Preferred Stock pursuant to this paragraph (f)(ii), or if vacancies shall exist in the offices of directors elected by the Holders of shares of the Preferred Stock, a proper officer of the Corporation may, and upon the written request of the Holders of record of at least 10% of the shares of Preferred Stock then outstanding addressed to the Secretary of the Corporation shall, call a special meeting of the Holders of Preferred Stock, for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by the proper officer of the Corporation within 20 days after personal service of said written request upon the Secretary of the Corporation, or within 20 days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the Holders of record of at least 20% of the outstanding shares of the Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders or such other place in the United States as shall be designated in such notice. Notwithstanding the foregoing, no such special meeting shall be called if any such request is received less than 30 days before the date fixed for the next ensuing annual or special meeting of stockholders of the Corporation. Any Holder of shares of the Preferred Stock so designated shall have, and the Corporation shall provide, access to the lists of Holders of shares of the Preferred Stock for purposes of calling a meeting pursuant to the provisions of this paragraph (f)(ii).

             (iii) The Corporation shall not, without the affirmative vote or consent of Holders of a majority of the shares of Preferred Stock then outstanding, voting or consenting, as the case may be, separately as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, (x) create, authorize or issue any class of Senior Securities or Parity Securities or (y) amend the Certificate of Designation so as to affect adversely the specified rights, preferences, privileges or voting rights of holders of Preferred Stock or authorize the issuance of any additional shares of Preferred Stock (other than in payment of dividends on the Preferred Stock); provided, however,
                                                           --------  -------
     that the Corporation may, without the approval of any Holders, issue or have outstanding shares of Parity Securities (other than Disqualified Capital Stock) issued from time to time in exchange for, or all of the proceeds of which are used to redeem or repurchase, any or all of the shares of Preferred Stock. The Holders of a majority of the outstanding shares of Preferred Stock, voting or consenting, as the case may be, separately as one class, may waive compliance with any provision of the Certificate of Designation. Except as set forth in this paragraph
     (f)(iii), neither (a) the creation, authorization or issuance of any shares of Junior Securities, Parity Securities or Senior Securities, including the designation of a series thereof within the existing class of Preferred Stock, nor (b) the increase or decrease in the amount of authorized capital stock of any class, including any preferred stock, shall require the consent of any Holders or shall be deemed to affect adversely the rights, preferences, privileges or voting rights of shares of Preferred Stock.

             (iv) Without the affirmative vote or consent of Holders of a majority of the issued and outstanding shares of Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, the Corporation shall not, in a single transaction or series of related transactions, consolidate or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or adopt a plan of liquidation unless: (A) either (1) the Corporation is the surviving or continuing Person or (2) the Person (if other than the Corporation) formed by such consolidation or into which the Corporation is merged or the Person that acquires by conveyance, transfer or lease the properties and assets of the Corporation as an entirety or substantially as an entirety or in the case of a plan of liquidation, the Person to which assets of the Corporation have been transferred, shall be a corporation, partnership or trust organized and existing under the laws of the United States or any State thereof or the District of Columbia; (B) the Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon that the Preferred Stock had immediately prior to such transaction; and (C) the Corporation has delivered to the transfer agent for the Preferred Stock prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with the terms hereof and that all conditions precedent herein relating to such transaction have been satisfied. For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more subsidiaries of the Corporation, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Corporation shall be deemed to be the transfer of all or substantially all of the properties and assets of the Corporation.

             (v) On or prior to the Exchange Date, the Corporation shall not amend or modify the form of Indenture (except as expressly provided therein in respects of amendments without the consent of holders of Subordinated Debentures) without the affirmative vote or consent of Holders of at least a majority of the shares of Preferred Stock then outstanding, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

             (vi) In any case in which the Holders shall be entitled to vote as described herein or pursuant to Delaware law, each Holder shall be entitled to one vote for each share of Preferred Stock held by such Holder.

             (g)  Exchange.
                  --------

             (i) Requirements.  On any Dividend Payment Date, the Corporation
                 ------------
     may, at its option, exchange the Preferred Stock, in whole but not in part, for the Subordinated

     Debentures; provided, however, that any such exchange may only be made if
                 --------  -------
     on or prior to the date of such exchange (i) the Corporation has paid all accrued dividends on the Preferred Stock (including the dividends payable on the Exchange Date) and there shall be no contractual impediment to such exchange; (ii) there shall be funds legally available sufficient therefor;
     (iii) the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, if required at the time of such exchange for public indentures; and (iv) the Corporation shall have delivered an Officers' Certificate and an Opinion of Counsel to the effect that all conditions to be satisfied prior to such exchange have been satisfied. Holders of Preferred Stock so exchanged will be entitled to receive $1.00 in principal amount of Subordinated Debentures for each $1.00 of liquidation preference of Preferred Stock held by such holder at the time of exchange. In connection with any such exchange, dividends on shares of Preferred Stock exchanged which have accrued on or prior to February 15, 2004 which have not been paid as of the Exchange Date shall be paid, at the Corporation's option, in cash, in additional Subordinated Debentures in an equivalent principal amount of such accrued and unpaid dividends or in a combination of the foregoing. Dividends on any shares of Preferred Stock accruing after February 15, 2004 which have not been paid as of the Exchange Date must be paid in cash on the Exchange Date. On the Exchange Date, all dividends on the Preferred Stock will cease to accrue. Subordinated Debentures issued in exchange for Preferred Stock will be issued in principal amounts of $1,000 and integral multiples thereof to the extent possible, and will also be issued in principal amounts of less than $1,000 so that each holder of Preferred Stock will receive certificates representing the entire amount of Subordinated Debentures to which its shares of Preferred Stock entitle it; provided, however, that the
                                           --------  -------
     Corporation may, at its option, pay cash in lieu of issuing a Subordinated Debenture in a principal amount less than $1,000.

             (ii) Procedures.  The Corporation shall send by first-class mail,
                  ----------
     postage prepaid, to each Holder of record on the record date fixed for such exchange of Preferred Stock, at such Holder's address as the same appears on the stock books of the Corporation, written notice (the "Exchange
                                                                 --------
     Notice") of its intention to exchange the Preferred Stock for Subordinated Debentures at least 30 and not more than 60 days prior to the Exchange Date; provided, however, that no failure to give such notice nor any
           --------  -------
     deficiency therein shall affect the validity of the procedure for the exchange of any shares of Preferred Stock to be exchanged except as to the

     Holder or Holders to whom the Corporation has failed to give said notice or to whom such notice was defective. Each Exchange Notice must state (i) the Exchange Date, (ii) the place or places where certificates for shares of Preferred Stock are to be surrendered for exchange into Subordinated Debentures, (iii) that dividends on the shares of Preferred Stock to be exchanged will cease to accrue on the Exchange Date whether or not certificates for shares of Preferred Stock are surrendered for exchange on such Exchange Date unless the Corporation shall default in the delivery of Subordinated Debentures and (iv) that interest on the Subordinated Debentures shall accrue from the Exchange Date whether or not certificates for shares of Preferred Stock are surrendered for exchange on such Exchange Date.

             (A) On or before the Exchange Date, each Holder shall surrender the certificate or certificates representing such shares of Preferred Stock, in the manner and at the place designated in the Exchange Notice. The Corporation shall cause the Subordinated Debentures to be executed on the Exchange Date and, upon surrender in accordance with the Exchange Notice of the certificates for any shares of Preferred Stock so exchanged, duly endorsed (or otherwise in proper form for transfer, as determined by the Corporation), such shares shall be exchanged by the Corporation for Subordinated Debentures. The Series A Preferred shall be exchanged for Series A Debentures and the Series B Preferred shall be exchanged for Series B Debentures. The Corporation shall pay interest on the Subordinated Debentures at the rate and on the dates specified therein from the Exchange Date.

             (B) If notice has been mailed as aforesaid, and if before the Exchange Date specified in such notice (1) the Indenture shall have been duly executed and delivered by the Corporation and the trustee thereunder and (2) all Subordinated Debentures necessary for such exchange shall have been duly executed by the Corporation and delivered to the trustee under the Indenture with irrevocable instructions to authenticate the Subordinated Debentures necessary for such exchange, then the rights of the Holders of Preferred Stock so exchanged as stockholders of the Corporation shall cease (except the right to receive Subordinated Debentures, an amount in cash equal to the amount of accrued and unpaid dividends to the Exchange Date and, if the Corporation so elects, cash in lieu of any Subordinated Debenture with a principal amount not an integral multiple of $1,000), and the Person or Persons entitled to receive the Subordinated Debentures issuable upon exchange shall be treated for all purposes as the registered holder or holders of such Subordinated Debentures as of the Exchange Date.

             (iii)  No Exchange in Certain Cases.  Notwithstanding the foregoing
                    ----------------------------
     provisions of this paragraph (g), the Corporation shall not be entitled to exchange the Preferred Stock for Subordinated Debentures if such exchange, or any term or provision of the Indenture or the Subordinated Debentures, or the performance of the Corporation's obligations under the Indenture or the Subordinated Debentures, shall violate any applicable law or if, at the time of such exchange, the Corporation is insolvent or if it would be rendered insolvent by such exchange.

             (h)  Change of Control Put.
                  ---------------------

             (i) In the event of a Change of Control Triggering Event, the Corporation shall notify each Holder in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") such
                                           -----------------------
     Holder's shares of Preferred Stock at a purchase price in cash equal to 101% of the liquidation preference thereof plus accrued and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Change of Control Payment Date to the Change of Control Payment Date (as defined herein)).

             (ii) Not later than 90 days following the date upon which the Change of Control Triggering Event occurred, the Corporation shall send, by first class mail, postage prepaid, a notice to each Holder of Preferred Stock at such Holder's last registered address with a copy to the Registrar, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Preferred Stock pursuant to the Change of Control Offer. Such notice shall state:

               (A) that a Change of Control has occurred, that the Change of Control Offer is being made pursuant to this paragraph (h) and that all Preferred Stock validly tendered and not withdrawn will be accepted for payment;

               (B) the purchase price (including the amount of accumulated and unpaid dividends, if any) and the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed, other than as may be required by law) (the "Change of
                                                                 ---------
          Control Payment Date"); provided, however,
          --------------------    --------  -------
          that there shall be no right of any Holder to require the Corporation to purchase such Holder's shares of Preferred Stock until the earlier of the date on which all of the Deferred Coupon Notes have been repaid or have matured;

               (C) that any shares of Preferred Stock not tendered will continue to accrue dividends;

               (D) that, unless the Corporation defaults in making payment therefor, any share of Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accrue dividends after the Change of Control Payment Date;

               (E) that Holders electing to have any shares of Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender the certificate or certificates representing such shares, properly endorsed for transfer together with such customary documents as the Corporation and the transfer agent may reasonably require, in the manner and at the place specified in the notice prior to the close of business on the Business Day prior to the Change of Control Payment Date;

               (F) that Holders will be entitled to withdraw their election if the Corporation receives, not later than five Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Preferred Stock the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such shares of Preferred Stock purchased;

               (G) that Holders whose shares of Preferred Stock are purchased only in part will be issued a new certificate representing the unpurchased shares of Preferred Stock; and

               (H) the circumstances and relevant facts regarding such Change of Control Triggering Event.

             (iii) Each Change of Control Offer shall remain open for at least 20 Business Days or such longer period as may be required by law. The Corporation shall comply with Rules 13e-4 and 14e-4 and 14e-1 under the Exchange Act and other provisions of state and federal securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of the Preferred Stock in connection with a Change of Control Offer.

             (iv) On the Change of Control Payment Date the Corporation shall
     (A) accept for payment the shares of Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) pay to the Holders of shares so accepted the purchase price therefor in cash and (C) cancel and retire each surrendered certificate. Unless the Corporation defaults in the payment for the shares of Preferred Stock tendered pursuant to the Change of Control Offer, dividends will cease to accrue with respect to the shares of Preferred Stock tendered and all rights of Holders of such tendered shares will terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

             (v) Notwithstanding the foregoing, prior to the mailing of the notice of a Change of Control Offer referred to above, the Corporation shall (i) within 60 days following a Change of Control Triggering Event, either (a) repay in full all indebtedness for borrowed money of the Corporation, and terminate all commitments, under the Potential Credit Facilities, in each case, to the extent required upon a change of control pursuant to the terms thereof (or offer to repay in full all such indebtedness and terminate all such commitments and repay all such indebtedness owed to each lender which has accepted such offer and terminate all such commitments of each such lender), or (b) obtain the requisite consents under the Potential Credit Facilities to permit the repurchase of the Preferred Stock as provided above and (ii) within 90 days following a Change of Control Triggering Event, purchase all Senior Notes (or permitted refinancings thereof) which it is required to purchase by reason of such change of control pursuant to the provisions of the indenture therefor. The Corporation shall first comply with the covenant described in the immediately preceding sentence before it shall be required to repurchase Preferred Stock pursuant to the provisions described above.

          (i) Conversion or Exchange.  The Holders of shares of Preferred Stock
              ----------------------
shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Corporation.

          (j) Preemptive Rights.  No shares of Preferred Stock shall have any
              -----------------
rights of preemption whatsoever as to any securities of the Corporation, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities or such warrants, rights or options may be designated, issued or granted.

          (k) Reissuance of Preferred Stock.  Shares of Preferred Stock that
              -----------------------------
have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock, provided that any issuance of such
                                          --------
shares as Preferred Stock must be in compliance with the terms hereof.

          (l) Business Day.  If any payment, redemption, purchase or exchange
              ------------
shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption, purchase or exchange shall be made on the immediately succeeding Business Day.

          (m) Reports.  Whether or not required by the rules and regulations of
              -------
the Commission, so long as any Preferred Stock is outstanding, the Corporation will file with the Commission and furnish to the Holders of Preferred Stock all quarterly and annual financial information required to be contained in a filing with the Commission on Forms 10-Q and 10-K (or the equivalent thereof in the event the Corporation becomes a corporation organized under the laws of England and Wales), including a "Management's Discussion and Analysis of Results of Operations and Financial Condition" and, with respect to the annual information only, a report thereon by the Corporation's certified independent accountants, in each case, as required by the rules and regulations of the Commission as in effect on the Issue Date.

          (n) Definitions.  As used in this Certificate of Designation, the
              -----------
following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa),
                                                                ---- -----
unless the context otherwise requires:

          "Accrual Period" shall have the meaning ascribed to it in paragraph
           --------------
     (c)(iii).

          "Applicable Premium" means, with respect to any share of Preferred
           ------------------
     Stock, the greater of (x) 1.0% of the liquidation preference thereof and
     (y) the excess, if any, of (a) the present value of dividends accruing until and including February 15, 2002 (assuming payment thereof in cash on the applicable Dividend Payment Date) and the liquidation preference and any applicable optional redemption premium therefor payable on such date for such share (in each case assuming payment thereof on February 15, 2002), computed using a discount rate equal to the Treasury Rate plus 100 basis points over (b) the sum of the liquidation preference of such share plus accrued and unpaid dividends to the redemption date.

          "Board of Directors" shall have the meaning ascribed to it in the
           ------------------
     first paragraph of this Resolution.

          "Board Resolution" means a copy of a resolution certified pursuant to
           ----------------
     an Officers' Certificate to have been duly adopted by the Board of Directors of the Corporation and to be in full force and effect, and delivered to the Holders.

          "Business Day" means any day except a Saturday, a Sunday, or any day
           ------------
     on which banking institutions in New York, New York are required or authorized by law or other governmental action to be closed.

          "Capital Stock" means any and all shares, interests, participations or
           -------------
     other equivalents (however designated) of capital stock of the Corporation.

          "Certificate of Incorporation" shall have the meaning ascribed to it
           ----------------------------
     in the first paragraph of this Resolution.

          "Change of Control" means (i) the sale, lease or transfer of all or
           -----------------
     substantially all of the assets of the Corporation to any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) (other than any Permitted Holder), (ii) the approval by the requisite stockholders of the Corporation of a plan of liquidation or dissolution of the Corporation, (iii) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any Permitted Holder, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of all classes of the voting stock of the Corporation and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, unless, as a result of such transaction, the ultimate direct or indirect ownership of the Corporation is substantially the same immediately after such transaction as it was immediately prior to such transaction, or (iv) during any period of two consecutive years, individuals who at the beginning of such period constituted the Corporation's Board of Directors (together with any new directors whose election or appointment by such board or whose nomination for election by the shareholders of the Corporation was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Corporation's Board of Directors then in office.

          "Change of Control Call Event" means the entering by the Corporation
           ----------------------------
     into a binding agreement providing for a merger, consolidation or business combination of the Corporation with another corporation, association or other entity, which agreement provides that upon consummation thereof that the holders of the Common Stock will own less than 80% of the voting and economic power of the entity, if any, in which holders of the Common Stock will hold equity interests immediately following consummation of any such transaction.

          "Change of Control Call Price" shall have the meaning ascribed to it
           ----------------------------
     in paragraph (e)(ii)(B).

          "Change of Control Offer" shall have the meaning ascribed to it in
           -----------------------
     paragraph (h)(i).

          "Change of Control Payment Date" shall have the meaning ascribed to it
           ------------------------------
     in paragraph (h)(ii)(B).

          "Change of Control Triggering Event" means the occurrence of both a
           ----------------------------------
     Change of Control and a Ratings Decline.

          "Commission" means the Securities and Exchange Commission.
           ----------

          "Common Stock" means any and all shares, interests or other
           ------------
     participations in, and other equivalents (however designated and whether voting or non-voting) of, the Corporation's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Corporation" shall have the meaning ascribed to it in the first
           -----------
     paragraph of this Resolution.

     "Deferred Coupon Notes" means (i) the Corporation's 10-7/8% Senior Deferred
      ---------------------
     Coupon Notes Due 2003, (ii) the Corporation's 12-3/4% Senior Deferred Coupon Notes Due 2005 and (iii) the Corporation's 11-1/2% Senior Deferred Coupon Notes Due 2006.

          "Disqualified Capital Stock" means any Capital Stock which, by its
           --------------------------
     terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to February 15, 2009.

          "Dividend Payment Date" shall have the meaning ascribed to it in
           ---------------------
     paragraph (c)(i).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
     and the rules and regulations promulgated thereunder.

          "Exchange Date" means the date of issuance of the Subordinated
           -------------
     Debentures in accordance with paragraph (g) hereof.

          "Exchange Notice" shall have the meaning ascribed to it in paragraph
           ---------------
     (g)(ii) hereof.

          "Exchange Offer Registration Statement" shall have the meaning
           -------------------------------------
     ascribed to it in the Registration Rights Agreement.

          "5% Preferred Stock" means the 5% Non-voting Convertible Preferred
           ------------------
     Stock, Series A, of the Corporation.

          "GAAP" means generally accepted accounting principles as in effect in
           ----
     the United States from time to time.

          "Holder" means a holder of shares of Preferred Stock as reflected in
           ------
     the stock books of the Corporation.

          "Indenture" means the indenture governing the Subordinated Debentures
           ---------
     to be entered into between the Corporation and The Chase Manhattan Bank, as trustee, on the Exchange Date, substantially in the form on file with the secretary of the Corporation, which form is available to each Holder without charge upon request.

          "Investment Grade" means BBB- or higher by S&P or Baa3 or higher by
           ----------------
     Moody's. In the event that the Corporation shall be permitted to select any other Rating Agency, the equivalent of such ratings of S&P and Moody's used by such other Rating Agency shall be used.

          "Issue Date" means February 12, 1997, the date of original issuance of
           ----------
     the Preferred Stock.

          "Junior Preferred Stock" means the 1,000,000 shares of Series A Junior
           ----------------------
     Participating Preferred Stock designated and reserved for issuance in the Corporation's Certificate of Incorporation.

          "Junior Securities" shall have the meaning ascribed to it in paragraph
           -----------------
     (b) hereof.

          "Mandatory Redemption Price" shall have the meaning ascribed to it in
           --------------------------
     paragraph (e)(ii) hereof.

          "Moody's" means Moody's Investors Service, Inc. and its successors.
           -------

          "Officers' Certificate" means a certificate signed by two officers or
           ---------------------
     by an officer and either an Assistant Treasurer or an Assistant Secretary of the Corporation which certificate shall include a statement that, in the opinion of such signers all conditions precedent to be performed by the Corporation prior to the taking of any proposed action have been taken. In addition, such certificate shall include (i) a statement that the signatories have read the relevant covenant or condition, (ii) a brief statement of the nature and scope of such examination or investigation upon which the statements are based, (iii) a statement that, in the opinion of such signatories, they have made such examination or investigation as is reasonably necessary to express an informed opinion and (iv) a statement as to whether or not, in the opinion of the signatories, such relevant conditions or covenants have been complied with.

          "Opinion of Counsel" means an opinion of counsel that, in such
           ------------------
     counsel's opinion, all conditions precedent to be performed by the Corporation prior to the taking of any proposed action have been taken. Such opinion shall also include the statements called for in the second sentence under the definition of "Officers' Certificate".

          "Optional Redemption Price" shall have the meaning ascribed to it in
           -------------------------
     paragraph (e)(i)(A) hereof.

          "Parity Securities" shall have the meaning ascribed to it in paragraph
           -----------------
     (b) hereof.

     "Permitted Designee" means (i) a spouse or a child of a Permitted Holder,
      ------------------
     (ii) trusts for the benefit of a Permitted Holder or a spouse or child of a Permitted Holder, (iii) in the event of the death or incompetence of a Permitted Holder, his estate, heirs, executor, administrator, committee or other personal representative or (iv) any Person so long as a Permitted Holder owns at least 50% of the voting power of all classes of the voting stock of such Person.

          "Permitted Holders" means George S. Blumenthal, J. Barclay Knapp and
           -----------------
     their Permitted Designees.

          "Person" means an individual, partnership, corporation, unincorporated
           ------
     organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Potential Credit Facilities" has the meaning ascribed to such term in
           ---------------------------
     the Corporation's Offering Memorandum dated February 7, 1997 relating to the offering of the Senior Notes and the Preferred Stock.

          "Preferred Stock" shall have the meaning ascribed to it in paragraph
           ---------------
     (a) hereof.

          "Rating Agencies" means (i) S&P, (ii) Moody's and (iii) if S&P or
           ---------------
     Moody's or both shall not make a rating of the Securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Corporation, which shall be substituted for S&P or Moody's or both, as the case may be.

          "Rating Category" means (i) with respect to S&P, any of the following
           ---------------
     categories:  BB, B, CCC, CC, C and D (or equivalent successor categories),
     (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories) and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB to BB-, as well as from BB- to B+, will constitute a decrease of one gradation).

          "Rating Date" means that date which is 90 days prior to the earlier of
           -----------
     (x) a Change of Control and (y) public notice of the occurrence of a Change of Control or of the intention by the Corporation or any Permitted Holder to effect a Change of Control.

          "Ratings Decline" means the occurrence of any of the following events
           ---------------
     on, or within six months after, the date of public notice of the occurrence of a Change of Control or of the intention of the Corporation or any person to effect a Change of Control (which period shall be extended so long as the rating of any of the Corporation's debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies): (a) in the event that any of the Corporation's debt securities are rated by both of the Rating Agencies on the Rating Date as Investment Grade, the rating of such debt securities by either of the Rating Agencies shall be below Investment Grade, (b) in the event that any of the Corporation's debt securities are rated by either, but not both, of the Rating Agencies on the Rating Date as Investment Grade, the rating of such debt securities by both of the Rating Agencies shall be below Investment Grade, or (c) in the event any of the Corporation's debt securities are rated below Investment Grade by both of the Rating Agencies on the Rating Date, the rating of such debt securities by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

          "Redemption Date", with respect to any shares of Preferred Stock,
           ---------------
     means the date on which such shares of Preferred Stock are redeemed by the Corporation.

          "Redemption Notice" shall have the meaning ascribed to it in paragraph
           -----------------
     (e)(iii) hereof.

          "Registered Exchange Offer" shall have the meaning ascribed to such
           -------------------------
     term in the Registration Rights Agreement.

          "Registrar" means Continental Stock Transfer & Trust Company, as
           ---------
     transfer agent and Registrar for the Preferred Stock.

          "Registration Defaults" shall have the meaning ascribed to it in
           ---------------------
     paragraph (c)(iii).

          "Registration Rights Agreement" means the Registration Rights
           -----------------------------
     Agreement relating to the Preferred Stock and the Subordinated Debentures dated as of February 12, 1997 between the Corporation and Donaldson, Lufkin & Jenrette Securities Corporation, Chase Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a copy of which is available to each Holder without charge upon request from the secretary of the Corporation.

          "S&P" means Standard & Poor's Ratings Group and its successors.
           ---

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
     rules and regulations promulgated thereunder.

          "Senior Notes" means the 10% Senior Notes Due 2007 of the Corporation.
           ------------

          "Senior Securities" shall have the meaning ascribed to it in paragraph
           -----------------
     (b) hereof.

          "Series A Debentures" means the 13% Subordinated Exchange Debentures
           -------------------
     Due 2009 issuable under the Indenture.

          "Series B Debentures" means the 13% Series B Subordinated Exchange
           -------------------
     Debentures Due 2009 issuable under the Indenture.

          "Series A Preferred" shall have the meaning ascribed to it in
           ------------------
     paragraph (a) hereof.

          "Series B Preferred" shall have the meaning ascribed to it in
           ------------------
     paragraph (a) hereof.

          "Shelf Registration Statement" shall have the meaning ascribed to such
           ----------------------------
     term in the Registration Rights Agreement.

          "Special Dividends" shall have the meaning ascribed to it in paragraph
           -----------------
     (c)(iii).

          "Subordinated Debentures" means the Series A Debentures and the Series
           -----------------------
     B Debentures.

          "Transfer Agent" means Continental Stock Transfer & Trust Company, as
           --------------
     Transfer Agent for the Preferred Stock.

          "Transfer Restricted Securities" shall have the meaning ascribed to it
           ------------------------------
     in the Registration Rights Agreement.

          "Treasury Rate" means the yield to maturity at the time of computation
           -------------
     of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15
     (519) which has become publicly available at least two business days prior to the date fixed for redemption of the Preferred

     Stock (or, if such Statistical Release is no longer published, any publicly available source of similar data)) most nearly equal to the then remaining period to the date scheduled for the mandatory redemption of the Preferred Stock; provided, however, that if such period is not equal to the constant
            --------  -------
     maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period to the date scheduled for the mandatory redemption of the Preferred Stock is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "Voting Rights Triggering Event" shall have the meaning ascribed to it
           ------------------------------
     in paragraph (f)(i) hereof.

          IN WITNESS WHEREOF, said International CableTel Incorporated has caused this Certificate of Designation to be signed by Richard J. Lubasch, its Senior Vice President - General Counsel, and attested by Sandra Barnet, its Assistant Secretary, this 12th day of February, 1997.


                           INTERNATIONAL CABLETEL INCORPORATED


                           By: /s/ Richard J. Lubasch
                              --------------------------------
                                Richard J. Lubasch
                                Senior Vice President -
                                General Counsel

Attested:

By: /s/ Sandra Barnet
   --------------------------
   Sandra Barnet
   Assistant Secretary